Exhibit 3.1

Name of entity as on file with the Nevada Secretary of State : KAT EXPLORATION, INC. Entity or Nevada Business Identification Number (NVID) : NV19971210747 1. Entity information Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type. 2. Restated or Amended and Restated Articles (Select one): (If amending and restating only, complete section 1, 2 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two - thirds of the following: (Check only one box) incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued 3. Type of amendment filing being completed: (Select only one box): (If amending, complete section 1,3,5 and 6.) Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 66% Or No action by stockholders are required Officer"s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation. FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT Business Number C14123 - 1997 Filed in the Office of Filing Number 20254893833 Secretary of State State Of Nevada Filed On 05/13/2025 15:16:56 PM Number of Pages 4 This form must be accompanied by appropriate fees. page 1 of 3

Entity Name: GOLKOR INC. Other Articles: The Articles of Incorporation of the Corporation be amended by consolidating the issued shares of the corporation on the basis that 6,500 (Six Thousand Five Hundred) of such shares shall become one (1) share; provided that no fractional shares of the corporation shall be issued in connection with the consolidation and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share upon such consolidation. Upon such consolidation, the fourth article of the Certificate of Incorporation of the Corporation, shall be amended as follows: The total number of shares of capital stock which the corporation shall have the authority to issue is Two Billion Thirty Million (2,000,030,000) shares, consisting of Thirty Million (30,000,000) shares of Preferred Stock having a par value of $.0001 per share and Two Billion (2,000,000,000) shares of Common Stock have a par value of $.0001 per share. ShareTypeName SharesValue SharesQuantity ShareType ShareName Date: 05/14/2025 Time: 12:00 AM (must not be later than 90 days after the certificate is filed) 4. Effective date and Time: (Optional) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added . Articles have been deleted Other . The articles have been amended as follows : (provide article numbers, if available) (attach additional page(s) if necessary) 5. Information Being Changed: (Domestic corporations only) X Gregory Klok Officer Signature of Officer, Incorporator or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. 6. Signature: (Required) FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Profit Corporation: Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403) Officer's Statement (PURSUANT TO NRS 80.030) This form must be accompanied by appropriate fees. page 2 of 3

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov www.nvsilverflume.gov Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. page 3 of 3

HARES AMENDMENT TO AUTHORIZED S The Articles of Incorporation of the Corporation be amended by consolidating the issued shares of the corporation on the basis that 6 , 500 (Six Thousand Five Hundred) of such shares shall become one (1) share ; provided that no fractional shares of the corporation shall be issued in connection with the consolidation and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share upon such consolidation . Upon such consolidation, the fourth article of the Certificate of Incorporation of the Corporation, shall be amended as follows : The total number of shares of capital stock which the corporation shall have the authority to issue is Two Billion Thirty Million ( 2 , 000 , 030 , 000 ) shares, consisting of Thirty Million ( 30 , 000 , 000 ) shares of Preferred Stock having a par value of $ . 0001 per share and Two Billion ( 2 , 000 , 000 , 000 ) shares of Common Stock have a par value of $ . 0001 per share . Business Number C14123 - 1997 Filed in the Office of Filing Number 20254893833 Secretary of State State Of Nevada Filed On 05/13/2025 15:16:56 PM Number of Pages 4